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                                                                    EXHIBIT 8.02
                                 April 27, 1999



EXCITE, INC.
555 Broadway
Redwood City, California  94063

         Re: Exhibit Tax Opinion to the S-4 Registration Statement Filed in Connection With the Merger Transaction Involving At Home Corporation and Excite, Inc.

Ladies and Gentlemen:

               We have been requested to render this opinion concerning certain matters of U.S. federal income tax law in connection with the proposed merger (the transaction collectively referred to as the "MERGER") involving Excite, Inc., a Delaware corporation ("EXCITE"), and Countdown Acquisition Corp., a Delaware corporation ("NEWCO") and a wholly-owned subsidiary of At Home Corporation, a Delaware corporation ("AT HOME"). The Merger is further described in and is in accordance with the Securities and Exchange Commission Form S-4 Registration Statement filed on April 27, 1999, and related Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 REGISTRATION STATEMENT"). This opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

               The Merger is structured as a statutory merger of Newco with and into Excite, with Excite surviving the merger and becoming a wholly-owned subsidiary of At Home, all pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Reorganization by and among Excite, At Home and Newco, dated as of January 19, 1999, and exhibits thereto (collectively, the "AGREEMENT"). Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "CODE").

               We have acted as legal counsel to Excite in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:



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               1. The S-4 Registration Statement (including exhibits thereto);

               2. The Agreement;

               3. An Officers' Tax Certificate of At Home and Newco dated April 27, 1999, signed by an authorized officer of each of At Home and Newco and delivered to us from At Home and Newco and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit A; and

               4. An Officer's Tax Certificate of Excite dated April 27, 1999, signed by an authorized officer of Excite and delivered to us from Excite and incorporated herein by reference; a copy of this Certificate of Officer is attached hereto as Exhibit B.

               In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

               (1) Original documents (including signature) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

               (2) Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification, and all statements and representations, whether or not qualified are true and will remain true through the Effective Date and thereafter where relevant;

               (3) The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware;

               (4) At all relevant times prior to and including the Effective Date, (i) no outstanding indebtedness of Excite, At Home, or Newco has or will represent equity for tax purposes; (ii) no outstanding equity of Excite, At Home, or Newco has represented or will represent indebtedness for tax purposes;
(iii) no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents either a right to acquire Excite capital stock (or to share in the appreciation thereof) constitutes or will constitute "stock" for purposes of Section 368(c) of the Code; and

               (5) The Merger will be reported by At Home, Newco and Excite on their respective federal income tax return in a manner consistent with the opinion set forth below.

               Our opinion is conditioned on the delivery of an opinion of counsel, substantially identical in substance to this opinion, to At Home from Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, and that such opinion will not be withdrawn prior to the Effective Date.
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               Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the provisions of the Agreement (and without any waiver, breach or amendment of any of the provisions thereof):

                        (a) the Merger will be a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code;

                        (b) The disclosure of material federal income tax considerations of the Merger in the section entitled "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" contained in the S-4 Registration Statement is correct in all material respects, subject to the limitations set forth therein.

               Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "SERVICE") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

               Our opinion concerning certain of the U.S. federal tax consequences of the Merger is limited to the specific U.S. federal tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding: (i) the amount, existence, or availability after the Merger, of any of the U.S. federal income tax attributes of Excite, At Home or Newco; (ii) any transaction in which Excite Common Stock is acquired or At Home Common Stock is disposed other than pursuant to the Merger; (iii) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of Excite Common Stock; (iv) the effects of the Merger and At Home's assumption of outstanding options to acquire Excite stock on the holders of such options under any Excite employee stock option or stock purchase plan, respectively; (v) the effects of the Merger on any Excite stock acquired by the holder subject to the provision of Section 83(a) of the Code; (vi) the effects of the Merger on any payment which is or may be subject to the provisions of Section 280G of the Code; (vii) the application of the collapsible corporation provisions of Section 341 of the Code to Excite, At Home or Newco as a result of the Merger; (viii) investors subject to special treatment under the federal income tax laws (for example, life insurance companies, dealers in securities, taxpayers subject to the alternative minimum tax, banks, tax exempt organizations, and non-United States persons).

               No ruling has been or will be requested from the Service concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinion set forth above represents our conclusions regarding the application of existing

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U.S. federal income tax law to the instant transaction. If the facts vary from those relied upon (including if any representations, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel's best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

               This Exhibit Opinion is being delivered solely for the purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as an exhibit to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder.

                               Very truly yours,


                               /s/ FENWICK & WEST LLP
                               -------------------------------
                               FENWICK & WEST LLP
                               A LIMITED LIABILITY PARTNERSHIP INCLUDING
                               PROFESSIONAL CORPORATIONS

EXHIBITS:

        EXHIBIT A -- An Officers' Tax Certificate of At Home Corporation and Countdown Acquisition Corp., dated April 23, 1999, and signed by authorized officers of At Home Corporation and Countdown Acquisition Corp.

        EXHIBIT B -- An Officer's Tax Certificate of Excite, Inc., dated April 23, 1999, and signed by an authorized officer of Excite, Inc.